                                  Exhibit 4.3



                       FOCAL COMMUNICATIONS CORPORATION


                    12.125% Senior Discount Notes due 2008


                      EXCHANGE AND REGISTRATION AGREEMENT


                                                              New York, New York
                                                               February 18, 1998



Salomon Brothers Inc
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

          Focal Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to you (the "Initial Purchasers"), upon the terms set forth in a Purchase Agreement, dated February 12, 1998 (the "Purchase Agreement") among the Initial Purchasers and the Company, its 12.125% Senior Discount Notes due 2008 (the "Notes"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Notes and the Transfer Restricted Notes (as defined herein) (including you) (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1.  Definitions.  Capitalized terms used herein without definition
              -----------
shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Accreted Value" means, as of any date (the "Specified Date"), with
           --------------
respect to each $1,000 stated amount at maturity of Notes the sum of (a) the Issue Price of each Note and (b) the amount of accrued but unpaid Deferred Interest on such Notes to the Specified Date such that:

          (i) If the Specified Date is one of the following dates (each a "Semiannual Accrual Date") the Accreted Value will be the amount set forth opposite such date below:

               SEMIANNUAL ACCRUAL DATE         ACCRETED VALUE
               -----------------------         --------------
               Issue Date................              555.66
                  , 1998.................              588.77
                  , 1999.................              624.46
                  , 1999.................              662.32
                  , 2000.................              702.47
                  , 2000.................              745.06
                  , 2001.................              790.23
                  , 2001.................              838.14
                  , 2002.................              888.95
                  , 2002.................              942.84
                  , 2003 and thereafter..           $1,000.00

          (ii) If the Specified Date occurs before February 15, 2003, and between two Semiannual Accrual Dates, the Accreted Value shall be the sum of (A) the Accreted Value for the Semiannual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the Deferred Interest accrued from such Semiannual Accrual Date to such Specified Date.

          "Act" means the Securities Act of 1933, as amended, and the rules
           ---
and regulations of the Commission promulgated thereunder.

          "Affiliate" of any specified person means any other person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Closing Date" has the meaning set forth in the Purchase Agreement.
           ------------

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Company" has the meaning set forth in the preamble hereto.
           -------

          "Deferred Interest" refers to interest which will accrue on the
           -----------------
Issue Price at a rate of 12.125% per annum in the period prior to February 15, 2003.

          "Exchange Act" means the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Period" means the 90-day period
           ----------------------------------
following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" means a registration
           -------------------------------------
statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" means any Holder (which may include the Initial
           -----------------
Purchasers) which is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities, for New Notes.

          "Final Memorandum" has the meaning set forth in the Purchase
           ----------------
Agreement.

          "Holder" has the meaning set forth in the preamble hereto.
           ------

          "Indenture" means the Indenture relating to the Notes, dated as of
           ---------
February 18, 1998, between the Company and Harris Trust and Savings Bank, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Placement" has the meaning set forth in the preamble
           -----------------
hereto.

          "Initial Purchasers" has the meaning set forth in the preambles
           ------------------
hereto.

          "Issue Price" refers to the issue price of the Notes and equals
           -----------
$555.6578 per $1,000 stated principal amount at maturity thereof.

          "Majority Holders" means the Holders of a majority of the aggregate
           -----------------
stated principal amount at maturity of notes registered under a Registration Statement.

          "Managing Underwriters" means the investment banker or investment
           ---------------------
bankers and manager or managers that shall administer an underwritten offering.

          "New Notes" means notes of the Company identical in all material
           ---------
respects to the Transfer Restricted Notes (except that the transfer restrictions and registration rights provisions will be modified or eliminated, as appropriate), to be issued under the Indenture or the New Note Indenture.

          "New Note Indenture" means an indenture between the Company and the
           ------------------
New Note Trustee, identical in all material respects with the Indenture.

          "New Note Trustee" means a bank or trust company reasonably
           ----------------
satisfactory to the Initial Purchasers, as trustee with respect to the New Notes under the New Note Indenture; provided that initially the Trustee shall serve as
                              --------
trustee with respect to the New Notes under the New Note Indenture unless prohibited from so acting by applicable laws.

          "Notes" has the meaning set forth in the preamble hereto.
           -----

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Notes or the New Notes, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Purchase Agreement" has the meaning set forth in the preambles
           ------------------
hereto.

          "Registered Exchange Offer" means the proposed offer to the Holders
           -------------------------
to issue and deliver to such Holders, in exchange for the Transfer Restricted Notes, a like stated principal amount at maturity of the New Notes.

          "Registration Statement" means any Exchange Offer Registration
           ----------------------
Statement or Shelf Registration Statement that covers any of the Transfer Restricted Notes or the New Notes pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Restricted Holder" means (i) a holder that is an affiliate of the
           -----------------
Company within the meaning of Rule 405 under the Securities Act or (ii) a holder who has arrangements or understandings with any person to participate in the Registered Exchange Offer for the purpose of distributing New Notes.

          "Shelf Registration" means a registration effected pursuant to
           ------------------
Section 3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section
           -------------------------
3(b) hereof.

          "Shelf Registration Statement" means a "shelf" registration statement
           ----------------------------
 of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Transfer Restricted Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Transfer Restricted Note" means each Note until (i) the date on
           ------------------------
which such Note has been exchanged by a person other than a broker-dealer or a Restricted Holder for a New Note in the Registered Exchange Offer that is freely transferable under the Act, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of such Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act.

          "Trustee" means the trustee with respect to the Notes under the
           -------
Indenture.

          "Underwriter" means any underwriter of notes in connection with an
           -----------
offering thereof under a Shelf Registration Statement.

          2.  Registered Exchange Offer; Resales of New Notes by Exchanging
              -------------------------------------------------------------
Dealers; Private Exchange.  (a)  The Company shall prepare and, not later than
-------------------------
45 days following the Closing Date, shall file with the Commission, the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Transfer Restricted Notes for New Notes (assuming that such Holder is not a Restricted Holder) to trade such New Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of at least two-thirds of the several states of the United States.

          (c) In connection with the Registered Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

          (iv)   comply in all respects with all applicable laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

          (i)    accept for exchange all Transfer Restricted Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer; provided that the Company shall only accept Transfer Restricted Notes of a
     --------
     Holder who has represented that any New Notes to be received by such Holder will be acquired in the ordinary course of such Holder's business, such Holder has no arrangements with any other person to participate in the distribution of the New Notes, and such Holder is not an Affiliate of the Company, or if such Holder is an Affiliate of the Company, that such Holder will comply, to the extent applicable, with the registration and prospectus delivery requirements of the Act;

          (ii) deliver to the Trustee for cancelation or notation of reduction in stated principal amount at maturity all Transfer Restricted Notes so accepted for exchange; and

          (iii) cause the Trustee or the New Note Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Transfer Restricted Notes, New Notes equal in stated principal amount at maturity to the Transfer Restricted Notes of such Holder so accepted for exchange.

          (e) The Initial Purchasers and the Company acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

          (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement; the information set forth in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer; the information set forth in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement; and the information set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

          (ii) use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

          The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of notes covered thereby not being able to offer and sell such notes during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

          (f) In the event that any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Transfer Restricted Notes constituting any portion of an allotment remaining unsold after 30 days following the date hereof, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the party purchasing New Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Transfer Restricted Notes, a like stated principal amount at maturity of New Notes. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

          3.   Shelf Registration.  If, (i) because of any change in law or
               ------------------
applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the Closing Date; (iii) the Registered Exchange Offer is not consummated (it being understood that, for purposes of this clause (iii) and clause (iii) of Section 5 hereof, "consummated" shall mean that the Company has offered the New Notes in exchange for surrender of the Transfer Restricted Notes pursuant to the Registered Exchange Offer, kept the Registered Exchange Offer open for the period required by Section 2(c)(ii) hereof and fulfilled all of its other obligations hereunder in connection with the Registered Exchange Offer) within 210 days of the Closing Date; (iv) any Initial Purchaser so requests with respect to Transfer Restricted Notes constituting any portion of an allotment remaining unsold after 30 days following the date hereof; (v) any Holder (other than an Initial Purchaser or a Restricted Holder) does not receive freely tradeable New Notes in the Registered Exchange Offer; or (vi) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Notes pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable New Notes in exchange for Transfer Restricted Notes constituting any portion of an allotment remaining unsold after 30 days following the date hereof (it being understood that, for purposes of this Section 3, (x) the requirement that a Holder deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of New Notes acquired in exchange for such Transfer Restricted Notes shall result in such New Notes being not "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not "freely tradeable"), the following provisions shall apply:

          (a) The Company shall, at its cost, as promptly as practicable (but in no event more than 45 days after so required or requested pursuant to this
Section 3), file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Notes or the New Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, that with respect to New
                                            --------
Notes received by an Initial Purchaser in exchange for Transfer Restricted Notes constituting any portion of an allotment remaining unsold after 30 days following the date hereof, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years (or any shorter period under Rule 144(k) under the Securities Act) from the date the Shelf Registration Statement is declared effective by the Commission (or until one year after such effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser) or such shorter period that will terminate when all the Transfer Restricted Notes or New Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of notes covered thereby not being able to offer and sell such notes during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

          4.  Registration Procedures.  In connection with any Shelf
              -----------------------
Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to you and to each Holder, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer

Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you or any Holder reasonably may propose.

          (b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of notes covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

          (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

          (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

          (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of notes included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of notes in connection with the offering and sale of the notes covered by the Prospectus or any amendment or supplement thereto.

          (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits (including those incorporated by reference).

          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of New Notes received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

          (i) Prior to the Registered Exchange Offer or any other offering of notes pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of notes included therein and their respective counsel in connection with the registration or qualification of such notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the notes covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to
--------  -------
do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (j) The Company shall cooperate with the Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request at least two business days prior to sales of notes pursuant to such Registration Statement.

          (k) Upon the occurrence of any event contemplated by paragraph 4(c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Transfer Restricted Notes or New Notes, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Transfer Restricted Notes or New Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its note holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (n) The Company shall cause the Indenture or the New Note Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

          (o) The Company may require each Holder of notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such notes as the Company may from time to time reasonably require for inclusion in such Registration Statement, and may exclude from any such registration the notes of any such holder who fails to furnish such information within 10 days after such request; provided that such Shelf Registration Statement is declared effective by the Commission within 60 days after such 10-day period.

          (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably request in writing should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Transfer Restricted Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Company and the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

          (r) In the case of any Shelf Registration Statement, the Company shall
(i) subject to the requesting Holder entering into a reasonable confidentiality agreement, make reasonably available for inspection by the Holders of notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information provided pursuant to clause (i) or
--------  -------
clause (ii) hereof that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;
(iii) make such representations and warranties to the Holders of notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
(v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of notes registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii),
(iv), (v) and (vi) of this Section 4(r) shall be performed at (A) the effectiveness of such Registration

Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) In the case of any Exchange Offer Registration Statement, the Company shall (i) make reasonably available for inspection by any Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information
                                    --------  -------
provided pursuant to clause (i) or (ii) hereof that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to such Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Initial Purchaser and its counsel, addressed to such Initial Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Initial Purchaser or its counsel; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to such Initial Purchaser, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, or if requested by such Initial Purchaser or its counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by such Initial Purchaser or its counsel; and (vi) deliver such documents and certificates as may be reasonably requested by such Initial Purchaser or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements. The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this
Section 4(s) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

          5.   Additional Interest Under Certain Circumstances.  In the event
               -----------------------------------------------
that (i) the Exchange Offer Registration Statement has not been filed with the Commission on or prior to the 45th day following the date hereof; (ii) the Exchange Offer Registration Statement has not been declared effective prior to the 180th day following the date hereof; (iii) either the Registered Exchange Offer has not been consummated or the Shelf Registration Statement has not been declared effective on or prior to the 210th day following the date hereof; or
(iv) after the Shelf

Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Notes or New Notes in accordance with and during the periods specified in Section 3(b) hereof (because either (A) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (B) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder) without, in the case of (A) or (B), being succeeded promptly by an amendment or supplement to the Registration Statement or related prospectus or additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv) a "Registration Default"), interest ("Additional Interest") will accrue on the Transfer Restricted Notes and the New Notes (in addition to the stated interest on the Transfer Restricted Notes and the New Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will be payable in cash semiannually in arrears on the February 15 and August 15 of each year, beginning on February 15 or August 15 immediately succeeding a Registration Default, at a rate per annum equal to 0.50% on the Accreted Value of the Transfer Restricted Notes and the New Notes (determined daily) during the 90-day period immediately following the occurrence of any Registration Default increasing by a rate per annum equal to 0.50% on the Accreted Value of the Transfer Restricted Notes and the New Notes (determined daily) at the end of each subsequent 90-day period. In no event shall such rate per annum exceed 1.50% on the Accreted Value of the Transfer Restricted Notes and the New Notes (determined daily) in the aggregate regardless of the number of Registration Defaults.

          6.   Registration Expenses.  The Company shall bear all expenses
               ---------------------
incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith. Notwithstanding the foregoing, the holders of the notes being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such notes and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above, transfer taxes on resale of any of the notes by such holders and any advertising expenses incurred by or on behalf of such holders in connection with any offers they may make.

          7.   Indemnification and Contribution.  (a)  In connection with any
               --------------------------------
Registration Statement, the Company agrees to indemnify and hold harmless each Holder of notes covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Company also agrees to indemnify or contribute to Losses (as defined herein) of, as provided in Section 7(d), any underwriters of notes registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

          (b) Each Holder of notes covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, officers, employees and agents, and (iii) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          In addition, the Company may require, as a condition to including any notes in any Shelf Registration Statement filed pursuant to this Agreement and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the holder of such notes and from each underwriter named in any such underwriting agreement agreeing to indemnify the persons named above in this
Section 7(b) on substantially the same basis as that of the indemnification provided in this Section 7(b).

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel limited, however, to the reasonable fees, costs and expenses of one counsel and one local counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in
                                                      --------  -------
no case shall any Initial Purchaser or any subsequent Holder of any Note or New Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of a New Note, applicable to the Note which was exchangeable into such New Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the notes purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and
(y) the total amount of additional interest which the Company was not required to pay as a result of registering the notes covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holder shall be deemed to be equal to the value of receiving Transfer Restricted Notes or New Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of notes covered by a Registration Statement.

          8.   Miscellaneous.  (a) No Inconsistent Agreements.  The Company has
               -------------       --------------------------
not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its notes that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof (other than agreements which the parties thereto have waived such conflicting or inconsistent provisions with respect to this Agreement and the Notes).

          (b) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate stated amount at maturity of Transfer Restricted Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of New Notes); provided that, with respect to any matter that directly or indirectly
        --------
affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.
Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of notes being sold rather than registered under such Registration Statement.

          (c) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Note Registrar (as defined in the Indenture) under the Indenture, with a copy in like manner to Salomon Brothers Inc;

          (2) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

          (3) if to the Company, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (d) Successors.  This Agreement shall inure to the benefit of and be
              ----------
binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Transfer Restricted Notes and/or New Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Transfer Restricted Notes and/or New Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (e) Counterparts.  This agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings.  The headings in this agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law.  This agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of New York without regards to principles of conflicts of law.

          (h) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i) Notes Held by the Company, etc.  Whenever the consent or approval
              ------------------------------
of Holders of a specified percentage of stated amount at maturity of Transfer Restricted Notes or New Notes is required hereunder, Transfer Restricted Notes or New Notes, as applicable, held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                    [Remainder of Page Intentionally Blank]

          Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                              FOCAL COMMUNICATIONS CORPORATION


                              By:   /s/ Robert C. Taylor, Jr.
                                 ----------------------------------------
                                  Name:  Robert C. Taylor, Jr.
                                  Title: Chief Executive Officer



The foregoing Agreement is
hereby accepted as of the
date first written above

SALOMON BROTHERS INC
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC


By:  SALOMON BROTHERS INC


     By:  /s/ Stephen M. Winningham
        ---------------------------------------
        Name:  Stephen M. Winningham
        Title: Managing Director

                                                                         ANNEX A


          Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Transfer Restricted Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B


          Each broker-dealer that receives New Notes for its own account in exchange for Transfer Restricted Notes, where such Transfer Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION
                              --------------------

          Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Transfer Restricted Notes where such Transfer Restricted Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________, 199__, all dealers effecting transactions in the New Notes may be required to deliver a prospectus./1/

          The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or

________________________
1/   In addition, the legend required by Item 502(e)of Regulation S-K will
-
appear on the back cover page of the Exchange Offer prospectus and, if applicable, any additional information required by Items 507 and/or 508 of Regulation S-K.

                                                                         ANNEX C

a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

          For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Act.

                                                                         ANNEX D

Rider A
-------

[_]  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO
     RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND
     10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

     Name:_________________________________________________________________


     Address:______________________________________________________________


     ______________________________________________________________________



Rider B
-------

          If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Transfer Restricted Notes, it represents that the Transfer Restricted Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                       26